Loyola Capital Corporation and Subsidiaries

Consolidated Statements of Income

                                                                                Years Ended December 31,
                                                                  ----------------------------------------------------
                                                                       1994               1993              1992
                                                                  ---------------   ----------------   ---------------
                                                                          (In Thousands Except Per-Share Data)
Interest income:
  Loans receivable                                               $       137,641            122,866           142,228
  Mortgage-backed securities                                              14,501              5,975               268
  Investments                                                              9,269             11,749            10,747
                                                                  ---------------   ----------------   ---------------
      Total interest income                                              161,411            140,590           153,243
                                                                  ---------------   ----------------   ---------------
Interest expense:
  Deposits                                                                58,354             58,612            77,270
  Notes payable and other borrowings                                      36,152             20,364            10,187
                                                                  ---------------   ----------------   ---------------
      Total interest expense                                              94,506             78,976            87,457
                                                                  ---------------   ----------------   ---------------
  Net interest income                                                     66,905             61,614            65,786
Provision for loan losses                                                    660              3,085             7,065
                                                                  ---------------   ----------------   ---------------
  Net interest income after provision for loan losses                     66,245             58,529            58,721
                                                                  ---------------   ----------------   ---------------
Noninterest income:
  Service fees on loans                                                    6,551              6,346             6,486
  Service fees on deposits                                                 1,063                909               789
  Insurance commissions                                                    2,201              1,802             2,671
  Gain on sales of loans, net                                              1,841              1,841             1,521
  Gain on sales of mortgage-backed securities                                ---                ---             2,900
  Other                                                                    1,017                625             1,107
                                                                  ---------------   ----------------   ---------------
      Total noninterest income                                            12,673             11,523            15,474
                                                                  ---------------   ----------------   ---------------
Noninterest expenses:
  Salaries and employee benefits                                          26,364             23,260            22,891
  Rent and other occupancy                                                 4,901              4,467             4,275
  Advertising                                                              2,105              1,635             2,340
  Data processing                                                          6,495              6,261             6,217
  Equipment                                                                1,755              1,684             1,655
  Federal deposit insurance and fees                                       3,692              2,997             3,812
  (Income) loss on investments in real estate, net                         (448)                585             5,819
  Other                                                                    8,989              8,738             8,321
                                                                  ---------------   ----------------   ---------------
      Total noninterest expenses                                          53,853             49,627            55,330
                                                                  ---------------   ----------------   ---------------
      Income before income taxes and cumulative
        effect of accounting change                                       25,065             20,425            18,865


                                    Continued

Loyola Capital Corporation and Subsidiaries


                                                                                Years Ended December 31,
                                                                  ----------------------------------------------------
                                                                       1994               1993              1992
                                                                  ---------------   ----------------   ---------------
                                                                          (In Thousands Except Per-Share Data)

Income taxes                                                     $        10,026              8,160             7,460
                                                                  ---------------   ----------------   ---------------
Income before cumulative effect of accounting change                      15,039             12,265            11,405

Cumulative effect of change in accounting for income taxes                   ---                ---             2,708

                                                                  ---------------   ----------------   ---------------
Net income                                                       $        15,039             12,265            14,113
                                                                  ===============   ================   ===============
Net income per common share:
  Primary:
   Income before cumulative effect of accounting change          $          1.74               1.42              1.30
   Cumulative effect of change in accounting for income                      ---                ---               .31
taxes
                                                                  ---------------   ----------------   ---------------
   Net income                                                    $          1.74               1.42              1.61
                                                                  ===============   ================   ===============
  Fully diluted:
   Income before cumulative effect of accounting change          $          1.73               1.42              1.29
   Cumulative effect of change in accounting for income                      ---                ---               .31
taxes
                                                                  ---------------   ----------------   ---------------
   Net income                                                    $          1.73               1.42              1.60
                                                                  ===============   ================   ===============


See accompanying notes to consolidated financial statements.

Loyola Capital Corporation and Subsidiaries

Consolidated Statements of Stockholders' Equity

                                                                                 Additional
                                                                 Common            Paid-in           Retained
                                                                  Stock            Capital            Income             Total
                                                             ---------------   ---------------   ----------------   ---------------
                                                                                         (In Thousands)

Balance at December 31, 1991                                $           424            50,375             89,759           140,558
  Two-for-one stock split                                               424              (424)               ---               ---
  Purchase of 401,669 shares of common stock                            (40)           (4,370)               ---            (4,410)
  Exercise of 114,790 shares of common stock options                     11               667                ---               678
  Dividends on common stock                                             ---               ---             (1,838)           (1,838)
  Net income                                                            ---               ---             14,113            14,113
                                                             ---------------   ---------------   ----------------   ---------------
Balance at December 31, 1992                                            819            46,248            102,034           149,101
  Purchase of 213,458 shares of common stock                            (21)           (2,883)               ---            (2,904)
  Exercise of 74,369 shares of common stock options                       7               430                ---               437
  Dividends on common stock                                             ---               ---             (1,943)           (1,943)
  Net income                                                            ---               ---             12,265            12,265
                                                             ---------------   ---------------   ----------------   ---------------
Balance at December 31, 1993                                            805            43,795            112,356           156,956
  Exercise of 45,483 shares of common stock options                       4               323                ---               327
  Dividends on common stock                                             ---               ---             (3,228)           (3,228)
  Net income                                                            ---               ---             15,039            15,039
                                                             ---------------   ---------------   ----------------   ---------------
Balance at December 31, 1994                                $           809            44,118            124,167           169,094
                                                             ===============   ===============   ================   ===============

See accompanying notes to consolidated financial statements.

Loyola Capital Corporation and Subsidiaries

Consolidated Statements of Cash Flows

                                                                                Years Ended December 31,
                                                                  ----------------------------------------------------
                                                                       1994               1993              1992
                                                                  ---------------   ----------------   ---------------
                                                                                     (In Thousands)
Operating activities:

  Net income                                                     $        15,039             12,265            14,113
  Adjustments to reconcile net income to net
cash
    provided (used) by operating activities:
    Loans originated for sale, net                                      (464,349)          (708,033)         (865,982)
    Purchase of loans acquired for sale                                 (264,627)          (211,909)          (30,943)
    Sales of loans originated or purchased for                           834,211            894,183           859,046
sale
    Amortization of unearned loan fees                                    (1,768)            (1,320)           (1,179)
    Depreciation and amortization                                          4,276              4,059             3,962
    Deferred income taxes                                                   (669)             1,919            (6,423)
    Equity in net income of real estate joint                             (2,913)            (2,732)           (1,817)
ventures
    Net increase (decrease) in accrued interest                              117               (102)             (425)
payable on deposits

    Provision for losses on loans and
investments in
      real estate                                                          3,048              6,690            13,950
    Gain on sales of loans                                                (1,841)            (1,841)           (1,521)
    Gain on sales of real estate owned                                      (781)            (1,010)             (167)
    Gain on sales of mortgage-backed securities                              ---                ---            (2,900)
    Net increase (decrease) in accrued expenses
      and other liabilities                                               (2,007)             3,310            (9,658)
    Net increase (decrease) in federal and state
      income taxes payable                                                 2,314                170              (704)
    Other, net                                                            (1,721)            (3,439)            4,126
                                                                  ---------------   ----------------   ---------------
        Net cash provided (used) by operating                            118,329             (7,790)          (26,522)
activities
                                                                  ---------------   ----------------   ---------------
Investing activities:
  Loan originations                                                     (536,723)          (672,561)         (139,583)
  Loan fees deferred                                                       5,188              4,451             2,486
  Purchases of loans and participations in loans                        (181,183)           (32,555)          (20,355)
  Principal repayments on loans                                          359,341            395,495           463,273
  Purchases of investment securities and
Federal
    Home Loan Bank stock                                                 (10,369)          (223,346)         (195,497)
  Sales of investment securities                                             ---             26,295               ---
  Redemptions of investment securities and
Federal
    Home Loan Bank stock                                                  72,196            129,272           110,000
  Purchases of mortgage-backed securities                                    (23)          (248,850)              ---


                                    Continued

Loyola Capital Corporation and Subsidiaries


                                                                                Years Ended December 31,
                                                                  ----------------------------------------------------
                                                                       1994               1993              1992
                                                                  ---------------   ----------------   ---------------
                                                                                     (In Thousands)
  Repayments of mortgage-backed securities                       $        13,679              6,413               558
  Sales of mortgage-backed securities                                        ---                490           133,058
  Net decrease in investments in and advances to
    real estate joint ventures                                             4,954              6,083             2,750
  Net decrease in other real estate                                        5,868              5,123             5,989
  Purchase of equipment                                                   (3,538)            (3,398)           (4,295)
                                                                  ---------------   ----------------   ---------------
      Net cash provided (used) by investing activities                  (270,610)          (607,088)          358,384
                                                                  ---------------   ----------------   ---------------
Financing activities:
  Net increase (decrease) in deposits                                      7,920            (40,979)         (148,722)
  Proceeds from deposits purchased, net                                   32,360                ---               ---
  Net increase (decrease) in short-term borrowings
    (original maturities less than three months)                        (164,919)           221,553           (47,965)
  Proceeds from advances from Federal Home
    Loan Bank of Atlanta                                               1,539,532            530,253             7,492
  Repayment of advances from Federal Home
    Loan Bank of Atlanta                                              (1,329,832)          (144,575)          (25,827)
  Net increase in mortgage escrow accounts                                 3,833              1,942               242
  Payment of dividends on common stock                                    (3,228)            (1,943)           (1,838)
  Purchase of common stock                                                   ---             (2,904)           (4,410)
  Proceeds from exercise of stock options                                    327                437               678
                                                                  ---------------   ----------------   ---------------
      Net cash provided (used) by financing activities                    85,993            563,784          (220,350)
                                                                  ---------------   ----------------   ---------------
Increase (decrease) in cash and cash equivalents                         (66,288)           (51,094)          111,512
Cash and cash equivalents at beginning of year                            94,000            145,094            33,582
                                                                  ---------------   ----------------   ---------------
Cash and cash equivalents at end of year                         $        27,712             94,000           145,094
                                                                  ===============   ================   ===============


See accompanying notes to consolidated financial statements.

Loyola Capital Corporation and Subsidiaries

Notes to Consolidated Financial Statements


December 31, 1994, 1993 and 1992

(1)      Summary of Significant Accounting Policies

         Business -- Loyola Capital Corporation (the "Corporation") provides a full range of retail banking services primarily in the mid-Atlantic region through its wholly-owned subsidiary Loyola F.S.B. (the "Bank") and its subsidiaries. The Corporation also engages in real estate development activity, mortgage banking operations, insurance and appraisal services to supplement its retail banking services. The Corporation is subject to competition from other financial institutions. The Bank is subject to the regulations of certain federal agencies and undergoes periodic examinations by those regulatory authorities.

         Basis of financial statement presentation -- The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. All significant intercompany accounts and transactions have been eliminated. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition and revenues and expenses for the period. Actual results could differ significantly from those estimates.

         Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and the valuation of investments in real estate. In connection with these determinations, management obtains independent appraisals for significant properties and prepares fair value analyses as appropriate.

         A major portion of the Corporation's loans and investments in real estate is secured by single family homes. Substantially all of these loans and investments are in the mid-Atlantic region. Accordingly, the ultimate collectibility of the Corporation's loan portfolio and the recovery of the carrying amount of its investments in real estate are susceptible to changes in market conditions in the mid-Atlantic region.

         Management believes that the allowances for losses on loans and investments in real estate are adequate. While management uses available information to recognize losses on loans and investments in real estate, future additions to the allowances may be necessary based on changes in economic conditions, particularly in the mid-Atlantic region. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Corporation's allowances for losses on loans and investments in real estate. Such agencies may require the Corporation to recognize additions to the allowances based on their judgments about information available to them at the time of their examination.

         Investment and mortgage-backed securities -- Prior to December 31, 1993 investment securities were carried at cost, adjusted for amortization of premium or accretion of discount over the term of the security. The lower of cost or market was not used since it was management's intention to hold these securities to maturity. Gain or loss on sale was reflected in income at the time of sale using the specific identification method.

         As of December 31, 1993, the Corporation adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," (Statement 115"), which addresses the accounting and reporting for certain investments in debt and equity securities. Statement 115 requires classification of such securities into three categories. Debt securities that the Corporation has the positive intent and ability to hold to maturity are classified as held to maturity and recorded at amortized cost. Debt and equity securities are classified as trading securities if bought and held principally for the purpose of selling them in the near term. Trading securities are reported at fair value, with unrealized gains and losses included in earnings. Debt and equity securities not classified as held to maturity or trading securities are considered available for sale and are reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders' equity, net of tax effects.

         Management reviewed the Corporation's securities portfolios as of December 31, 1993 and designated the investment and mortgage-backed securities portfolios as held to maturity. Accordingly, there was no financial effect to the Corporation of the initial adoption of Statement 115. At December 31, 1994, the investment and mortgage-backed securities portfolios are classified as held to maturity.

         If a decline in value of an individual security classified as held to maturity or available for sale is judged to be other than temporary, the cost basis of that security is reduced to its fair value and the amount of the write-down is reflected in earnings. Fair value is determined based on bid prices published in financial newspapers or bid quotations received from securities dealers. For purposes of computing realized gains or losses on the sales of investments, cost is determined using the specific identification method. Premiums and discounts on investment and mortgage-backed securities are amortized over the term of the security using methods that approximate the interest method.

         Acquisition, development and construction loans -- The Corporation analyzes whether acquisition, development and construction loan transactions are to be accounted for as real estate investments, joint ventures or loans. Even though certain of these transactions are structured as loans in legal form, the Corporation applies real estate investment or joint venture accounting, as appropriate, whenever in management's opinion, transactions have essentially the same risks and potential rewards as those of owners of real estate or as real estate joint venture partners.

         Loans held for sale -- These loans are carried at the lower of cost or market on an aggregate basis.

         Loan servicing rights -- The cost of loan servicing rights acquired is amortized in proportion to, and over the period of, estimated net servicing revenues  using a method  approximating  the interest  method.  The cost of loan
servicing  rights  purchased  and  the  amortization   thereon  is  periodically
evaluated  in  relation  to  estimated  future  net  servicing   revenues.   The
Corporation   evaluates  the  carrying  value  of  the  servicing  portfolio  by projecting the future net servicing income of the portfolio based on management's best estimate of remaining loan lives. The amortized cost of loan servicing rights totaled approximately $4.9 million, $3.0 million and $1.5 million at December 31, 1994, 1993 and 1992, respectively, and is included with prepaid expenses and other assets in the Consolidated Statements of Financial Condition.

         Investments in real estate -- Real estate purchased for development and sale includes real estate development projects, which are carried at the lower of cost or estimated net realizable value. Costs relating to such projects, including interest, are capitalized until a saleable condition is reached.

         Real estate acquired through foreclosure is initially recorded at the lower of cost or estimated fair value, and subsequently at the lower of book value or estimated fair value less estimated costs to sell. Costs relating to holding such real estate are charged against income in the current period, while costs relating to improvements are capitalized until a saleable condition is reached.

         Investments in and advances to real estate joint ventures are accounted for using the equity method. These investments are carried at the lower of cost or net realizable value. Interest income and fees on loans to joint ventures are deferred. Such interest and fees, in excess of related capitalized interest costs, are recognized as the loans are repaid.

         Property and equipment -- Property and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are computed on a straight-line basis over the estimated useful lives of the assets or leases, as appropriate. Gains or losses on sales of property and equipment are recognized upon sale.

         Income taxes -- The Corporation and its subsidiaries file consolidated federal income tax returns. Deferred income taxes are provided for income and expense items which are reported for financial statement purposes in different accounting periods than for income tax return purposes.

         Effective January 1, 1992, the Corporation adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," ("Statement 109") which requires, among other things, a change from the deferred method to the asset and liability method of accounting for deferred income taxes. The cumulative effect of this change was to increase net income for 1992 by $2.7 million ($.31 per share).

         Under the asset and liability method required by Statement 109, deferred income taxes are recognized, with certain exceptions, for temporary differences between the financial reporting basis and income tax basis of assets and liabilities based on enacted tax rates expected to be in effect when such amounts are realized or settled. Deferred tax assets (including tax loss carryforwards) are recognized only to the extent that it is more likely than not that such amounts will be realized based on consideration of available evidence, including tax planning strategies and other factors.

         Statement 109 continues the exception for providing a deferred tax liability on bad debt reserves for tax purposes of qualified thrift lenders such as the Bank that arose in fiscal years beginning before December 31, 1987. Such bad debt reserve for the Bank amounted to approximately $32.5 million with an income tax effect of approximately $12.8 million at December 31, 1994. This bad debt reserve would become taxable if the Bank does not maintain certain qualified assets as defined, if the reserve is charged for other than bad debt losses, or if the Bank does not maintain its thrift charter.

         The effects of changes in tax laws or rates on deferred tax assets and liabilities are recognized in the period that includes the enactment date.

         Origination and commitment fees -- Origination and commitment fees and direct origination costs for loans held for investment are deferred and amortized to income over the contractual lives of the related loans using the interest method. Under certain circumstances, commitment fees are recognized over the commitment period or upon expiration of the commitment. Fees received for issuing standby letters of credit are deferred and amortized into income using the straight-line method over the life of the letters of credit.

         Origination and commitment fees and direct origination costs on loans originated for sale are deferred and recognized as a component of gain or loss at the time of sale of the related loans.

         Capitalization of interest -- Interest costs of approximately $850,000, $1.2 million and $1.2 million were capitalized in 1994, 1993 and 1992, respectively. Interest costs are capitalized based on the average cost of funds to the Corporation and the average investment in real estate and real estate joint ventures with development in process.

         Provision for loan losses -- Provisions for losses on loans receivable are charged to income, based on management's judgment with respect to the risks inherent in the portfolio. Such judgment considers a number of factors including historical loss experience, the present and prospective financial condition of borrowers, estimated value of underlying collateral, geographical and industry concentrations, current and prospective economic conditions, delinquency experience and status of nonperforming assets. Loans or portions thereof are charged off when considered uncollectible in the opinion of management.

         Interest on loans is excluded from income when the full collection of principal or interest is in doubt, or when the payment of principal or interest has become contractually 90 days past due unless the obligation is both well secured and in the process of collection. Such interest ultimately collected is credited to income in the period of recovery.

         In October 1994 the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 114 "Accounting by Creditors for Impairment of a Loan" was amended by Statement 118 "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures" (collectively referred to as "Statement 114"). Statement 114 is effective for fiscal years beginning after December 15, 1994. Statement 114 addresses the accounting by creditors for impairment of certain loans. It is generally applicable for all loans except large groups of smaller-balance homogenous loans, including residential mortgage loans and consumer installment loans that are collectively evaluated for impairment. It also applies to all loans that are restructured in a troubled debt restructuring involving a modification of terms. However, if a loan that was restructured in a troubled debt restructuring involving a modification of terms before the effective date of Statement 114 is not impaired based on the terms specified by the restructuring agreement, a creditor may continue to account for the loan in accordance with the provisions of Statement 15, "Accounting for Troubled Debt Restructurings" prior to its amendment by Statement 114.

         Statement 114 requires that impaired loans be measured on the present value of expected future cash flows discounted at the loan's effective interest rate, or at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. A loan is considered impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. The Corporation adopted the provisions of Statement 114 as of January 1, 1995. Adoption of Statement 114 did not have a material impact on the Corporation's financial statements.

         Statements of cash flows -- Cash equivalents for purposes of the consolidated statements of cash flows include money market investments. Cash payments for income taxes were $8.3 million, $6.1 million and $11.8 million in 1994, 1993 and 1992, respectively. Interest paid on deposits and notes payable and other borrowings net of interest capitalized was $94.3 million, $79.1 million $88.0 million in 1994, 1993 and 1992, respectively. Loans transferred to real estate acquired through foreclosures were $3.7 million, $2.2 million and $4.4 million in 1994, 1993 and 1992, respectively. Loans to facilitate the sale of investments in real estate were $8.4 million, $7.0 million and $2.3 million in 1994, 1993 and 1992, respectively.

         Reclassifications -- Certain amounts in the 1993 and 1992 financial statements have been reclassified to conform to the 1994 presentation.

(2)      Money Market Investments

         A summary of money market investments as of December 31 follows:

                                             1994              1993
                                        ---------------   ---------------
                                                 (In Thousands)
Overnight deposits                     $         3,285             1,148
Repurchase agreements                              ---            70,000
Accrued interest receivable                          1                82
                                        ---------------   ---------------
                                       $         3,286            71,230
                                        ===============   ===============

         The Corporation purchases mortgage-backed securities and mortgage loans under agreements to resell ("repurchase agreements"). The advances under these agreements represent short-term loans by the Corporation to primary securities dealers. The Corporation has granted the sellers the right of securities substitution. The sellers have guaranteed that actual securities identified with the transactions will have a market value that is equal to or exceeds the repurchase agreement amounts. All outstanding repurchase agreements at December 31, 1993 matured within 30 days.

     At December 31, 1993, the counterparties for the outstanding repurchase agreements were Salomon Brothers Holding Company, Inc. ($20 million),
PaineWebber Real Estate Securities, Inc. ($20 million), Kidder Peabody & Co., Inc. ($10 million), and Bear, Stearns Government Securities, Inc. ($20 million). Securities purchased under repurchase agreements averaged $29.0 million and $77.6 million in 1994 and 1993, respectively. The maximum amount outstanding at any month-end was $80.0 million and $117.8 million in 1994 and 1993, respectively.

(3)      Investment Securities

         A summary of investment securities classified as held to maturity as of December 31 follows:

                                                                          1994
                                         ----------------------------------------------------------------------
                                                                Gross              Gross
                                            Amortized        Unrealized         Unrealized           Fair
                                              Cost              Gains             Losses             Value
                                         ---------------   ---------------    ---------------   ---------------
                                                                     (In Thousands)
U.S. Government and
  Agency obligations                    $       116,680                18            (3,216)           113,482
Accrued interest receivable                       1,227               ---                ---             1,227
                                         ---------------   ---------------    ---------------   ---------------
                                        $       117,907                18            (3,216)           114,709
                                         ===============   ===============    ===============   ===============

                                                                          1993
                                         ----------------------------------------------------------------------
                                                                Gross              Gross
                                            Amortized        Unrealized         Unrealized           Fair
                                              Cost              Gains             Losses             Value
                                         ---------------   ---------------    ---------------   ---------------
                                                                     (In Thousands)
U.S. Government and
  Agency obligations                    $       188,087               245              (132)           188,200
Accrued interest receivable                       2,437               ---               ---              2,437
                                         ---------------   ---------------    ---------------   ---------------
                                        $       190,524               245              (132)           190,637
                                         ===============   ===============    ===============   ===============

         An investment security maturity distribution summary based on maturity dates as of December 31 follows:

                                                         1994                                 1993
                                          ----------------------------------   ----------------------------------
                                             Amortized            Fair            Amortized            Fair
                                               Cost               Value             Cost              Value
                                          ---------------    ---------------   ---------------   ----------------
                                                                      (In Thousands)
Due within one year                       $       61,502             61,367            69,179             69,090
Due one through five years                        50,178             47,550           111,808            111,994
Due after five years                               5,000              4,565             7,100              7,116
                                          ---------------    ---------------   ---------------   ----------------
Accrued interest receivable                        1,227              1,227             2,437              2,437
                                          ---------------    ---------------   ---------------   ----------------
                                          $      117,907            114,709           190,524            190,637
                                          ===============    ===============   ===============   ================

         Investment securities with book values of $55.0 million and $95.2 million and fair values of $54.9 million and $95.3 million were sold under repurchase agreements at December 31, 1994 and 1993, respectively.

(4)      Mortgage-Backed Securities

         A summary of mortgage-backed securities as of December 31 follows:

                                            1994                                                   1993
                         -------------------------------------------   ------------------------------------------------------------
                                             Gross                                         Gross            Gross
                           Amortized      Unrealized        Fair         Amortized      Unrealized       Unrealized        Fair
                              Cost          Losses          Value           Cost           Gains           Losses         Value
                         -------------- ---------------  -----------   --------------  --------------  --------------- ------------
                                                                       (In Thousands)
Federal Home Loan
  Mortgage              $      134,945        (12,718)      122,227          143,360             131            (104)      143,387
Corporation
Federal National
  Mortgage Association          93,284         (9,190)       84,094           98,905             ---            (317)       98,588
Accrued interest
  receivable                     1,200             ---        1,200              657             ---              ---          657
                         -------------- ---------------  -----------   --------------  --------------  --------------- ------------
                        $      229,429        (21,908)      207,521          242,922             131            (421)      242,632
                         ============== ===============  ===========   ==============  ==============  =============== ============

         At December 31, 1994, the Corporation did not have any mortgage-backed securities sold under repurchase agreements. At December 31, 1993, mortgage-backed securities with book values of $119.4 million and fair values of $119.2 million were sold under repurchase agreements. The Corporation has pledged mortgage-backed securities with book values of $205.0 million and fair values of $185.3 million to the Federal Home Loan Bank of Atlanta ("FHLB of Atlanta") as collateral for short-term credit advances at December 31, 1994. The Corporation has also pledged mortgage-backed securities with book values of $18.7 million and fair values of $16.9 million as collateral for standby letters of credit at December 31, 1994. At December 31, 1993, the Corporation had pledged mortgage-backed securities with book values of $27.7 million and fair values of $28.1 million as collateral for standby letters of credit. See note 15.

(5)      Loans Receivable

         A summary of loans receivable as of December 31 follows:

                                                1994              1993
                                           ---------------   ---------------
                                                    (In Thousands)
Real estate:
  Mortgage loans:
    Residential - single family           $     1,382,627         1,110,912
    Residential - multi-family                     31,739            39,864
    Commercial                                     88,859            70,784
  Construction                                    153,223           104,881
Consumer                                          366,337           313,892
Commercial                                         10,051            10,961
Accrued interest receivable                        10,292             8,501
                                           ---------------   ---------------
                                                2,043,128         1,659,795



                                                1994              1993
                                           ---------------   ---------------
                                                     (In Thousands)
Less:
  Undisbursed loan funds                           70,484            48,526
  Unearned loan fees                                6,639             5,437
  Allowance for loan losses                        13,733            14,625
                                           ---------------   ---------------
    Loans receivable, net                 $     1,952,272         1,591,207
                                           ===============   ===============

         The Corporation's lending operations are concentrated in the mid-Atlantic region. Substantially all of the Corporation's loans receivable are mortgage loans secured by residential and commercial property and consumer loans secured by automobiles and boats. Loans are extended only after evaluation by management of borrowers' creditworthiness, value of collateral and other relevant factors on a case-by-case basis.

         The Corporation generally does not lend over 95% of the appraised value of a residential property and requires private mortgage insurance on first mortgages with loan-to-value ratios in excess of 80%. With respect to construction, commercial and multi-family residential loans the Corporation generally does not lend over 80% of the appraised value of the property. In addition, the Corporation generally obtains personal guarantees of partial to full repayment from the borrower and/or others for such loans and disburses the proceeds of construction and similar loans only as work progresses on the related projects.

         Residential lending is generally considered to involve less risk than other forms of lending although repayment of these loans is dependent to some extent on economic and market conditions in the Corporation's primary lending area. Multi-family residential, commercial and construction loan repayments are generally dependent on the operations of the related properties and/or the financial condition of the borrower and/or guarantor. Accordingly, repayment of such loans can be more susceptible to adverse conditions in the real estate market and the national and local economy. Repayment of consumer loans is largely dependent on the condition of the regional economy and the used automobile and boat market.

         A summary of activity in the allowance for loan losses for the years ended December 31 follows:

                                                  1994              1993               1992
                                             ---------------   ---------------    ---------------
                                                            (Dollars in Thousands)
Balance at beginning of year                $        14,625            15,151             14,338
                                             ---------------   ---------------    ---------------
Charge-offs:
  Real estate - mortgage loans                          438               225                354
  Real estate - construction loans                      ---               ---                306
  Consumer loans                                      3,525             5,886              7,938
  Commercial loans                                      ---               ---                ---
Recoveries - consumer loans                          (2,411)           (2,500)            (2,346)
                                             ---------------   ---------------    ---------------
Net charge-offs                                       1,552             3,611              6,252
                                             ---------------   ---------------    ---------------
Provision for loan losses:
  Real estate - mortgage loans                          300               600                675
  Real estate - construction loans                      300               ---             (1,150)
  Consumer loans                                          5             2,419              4,062
  Commercial loans                                       55                66              3,478
                                             ---------------   ---------------    ---------------
                                                        660             3,085              7,065
                                             ---------------   ---------------    ---------------



                                                  1994              1993               1992
                                             ---------------   ---------------    ---------------
                                                            (Dollars in Thousands)
Balance at end of year                      $        13,733            14,625             15,151
                                             ===============   ===============    ===============
Ratio of net charge-offs to average
  loans outstanding                                    .09%              .25%               .41%
Balance at end of year applicable to:
  Real estate - mortgage loans              $         2,333             2,471              2,096
  Real estate - construction loans                      840               540                540
  Consumer loans                                      6,533             7,642              8,609
  Commercial loans                                    4,027             3,972              3,906


         Nonperforming loans as of December 31 were as follows:

                                           1994               1993
                                      ---------------   ----------------
                                                (In Thousands)
Repossessed autos and boats          $           581              1,650
Nonaccrual loans                               7,682             10,149
                                      ---------------   ----------------
                                     $         8,263             11,799
                                      ===============   ================

         In addition to nonperforming loans, the Corporation also has an investment in a loan modified under a troubled debt restructuring. The recorded investment in this loan was approximately $1.5 million at December 31, 1994 and 1993.

         The contractual amount of interest that would have been recorded on the above nonaccrual loans and loan modified under a troubled debt restructuring during 1994 and 1993 was approximately $824,000 and $1.0 million, respectively. Actual interest income recorded on such loans totaled $201,000 in 1994 and $257,000 in 1993.

         The Corporation, through its normal asset review process, has classified certain loans which management believes involve a degree of risk warranting additional attention. These classifications are special mention, substandard, doubtful and loss. In addition to those included above in nonperforming and restructured loans a total of $7.4 million and $9.9 million in loans were classified as substandard or doubtful at December 31, 1994 and 1993, respectively. These are loans that are current but have been classified by management due to a specific identified weakness, such as cash flow or collateral. Loans classified as special mention totaled $3.8 million and $3.6 million at December 31, 1994 and 1993, respectively. These are loans which, while current in required payments, have exhibited some potential weaknesses that, if not corrected, could weaken the asset and increase the level of risk in the future.

         At December 31, 1994, 1993 and 1992, the Corporation was servicing approximately $1.65 billion, $1.41 billion and $1.34 billion, respectively, of whole and participating interests in loans for third-party investors, which are not reflected in the Consolidated Statements of Financial Condition. Such servicing operations result in the generation of an average annual fee income of between .25% and .50% of the principal balances of such loans serviced.

         A summary of activity in loans to directors and executive officers of the Corporation including advances to real estate joint ventures in which such individuals hold an interest, excluding aggregate amounts under $60,000 per individual for the year ended December 31, 1994 is presented in the following table:


                                                              Commercial           Investments
                                                              Real Estate             in and
                                        Residential            Loans and             Advances
                                        and Consumer           Lines of           to Real Estate
                                           Loans                Credit            Joint Ventures           Total
                                    --------------------   -----------------    -------------------   ---------------
                                                                     (In Thousands)

Balance at December 31, 1993        $             1,331               9,322                  5,036            15,689
New loans and advances                              205                 900                  2,372             3,477
Principal payments                                 (250)             (1,365)                (3,297)           (4,912)
                                    --------------------   -----------------    -------------------   ---------------
Balance at December 31, 1994       $             1,286               8,857                  4,111            14,254
                                    ====================   =================    ===================   ===============


(6)      Investments in Real Estate

         The  following is a summary of  investments  in real estate at December
31:

                                                              1994              1993
                                                         ---------------   ---------------
                                                                  (In Thousands)
Purchased for development and sale                      $         7,347            10,238
Acquired through foreclosure                                     20,601            27,370
Investments in and advances to joint ventures                     9,731            14,810
                                                         ---------------   ---------------
                                                                 37,679            52,418
Allowance for losses                                            (11,305)          (11,769)
                                                         ---------------   ---------------
                                                        $        26,374            40,649
                                                         ===============   ===============

         A summary of income (loss) on investments in real estate for the years ended December 31 follows:

                                                           1994               1993              1992
                                                      ---------------   ----------------   ---------------
                                                                         (In Thousands)

Equity in net income of real estate joint            $         2,913              2,732             1,817
ventures
(Loss) gain from sales of real estate acquired
  for development and sale, net                                  (32)               124                43
Income from sales of real estate acquired
through
  foreclosure, net                                               781              1,010               167
Provision for losses on real estate                           (2,388)            (3,605)           (6,885)
Expenses of holding real estate acquired
through
  foreclosure, net                                              (826)              (846)             (961)
                                                      ---------------   ----------------   ---------------
                                                     $           448               (585)           (5,819)
                                                     ================   ================   ===============

                                      -28-







         A summary of activity in the allowance for losses on investments in real estate for the years ended December 31 follows:


                                                           1994              1993               1992
                                                      ---------------   ---------------    ---------------
                                                                         (In Thousands)

Balance at beginning of year                         $        11,769            10,606              4,539
Charge-offs, net of recoveries:
  Real estate acquired through foreclosure                     1,151                45               (366)
  Real estate purchased for development and                    1,194             2,207              1,184
sale
  Investments in and advances to real estate
    joint ventures                                               507               190                ---
                                                      ---------------   ---------------    ---------------
      Total charge-offs, net                                   2,852             2,442                818
                                                      ---------------   ---------------    ---------------
Provision for losses:
  Real estate acquired through foreclosure                     1,456             1,670              4,395
  Real estate purchased for development and                      380             1,453              3,309
sale
  Investments in and advances to real estate
    joint ventures                                               552               482              (819)
                                                      ---------------   ---------------    ---------------
      Total provisions for losses                              2,388             3,605              6,885
                                                      ---------------   ---------------    ---------------
Balance at end of year                               $        11,305            11,769             10,606
                                                      ===============   ===============    ===============
Balance at end of year applicable to:
  Real estate acquired through foreclosure           $         9,008             8,703              7,078
  Real estate purchased for development and                    1,473             2,287              3,041
sale
  Investments in and advances to real estate
    joint ventures                                               824               779                487
                                                      ---------------   ---------------    ---------------
                                                     $        11,305            11,769             10,606
                                                      ===============   ===============    ===============

         Real estate purchased for development and sale includes several residential real estate projects.

         The Corporation, through its subsidiaries, is a partner in several real estate joint ventures in which its partnership interests range from 16% to 50%. The joint ventures were formed for the purpose of acquiring and developing residential real estate for sale.

         Combined condensed financial information for these joint ventures, which are accounted for using the equity method, is presented below:

Balance Sheets

                                                                                    December 31,
                                                                          ---------------------------------
                                                                               1994              1993
                                                                          ---------------   ---------------
                                                                                   (In Thousands)
Assets
  (primarily land and construction in progress)                          $        21,601            31,894
                                                                          ===============   ===============
Liabilities
  Due to Loyola Capital Corporation and
    subsidiaries                                                         $         7,171             9,875
  Due to others                                                                    6,532             9,400
Partners' equity
  Loyola Capital Corporation and
    subsidiaries                                                                   4,139             5,333
  Others                                                                           3,759             7,286
                                                                          ---------------   ---------------
                                                                         $        21,601            31,894
                                                                          ===============   ===============

Operations

                                                                     Years Ended December 31,
                                                       ----------------------------------------------------
                                                             1994              1993              1992
                                                       ----------------   ---------------   ---------------
                                                                          (In Thousands)
Sales                                                  $        41,029            40,338            26,364
Cost of sales                                                   35,471            34,741            22,568
                                                       ----------------   ---------------   ---------------
    Gain on sales of real estate                       $         5,558             5,597             3,796
                                                       ================   ===============   ===============

(7)      Insurance of Deposit Accounts and Related Matters

         The Federal Deposit Insurance Corporation ("FDIC"), through the Savings Association Insurance Fund, insures deposits of accountholders up to $100,000. The Bank pays an annual premium to provide for this insurance. The Bank is a member of the Federal Home Loan Bank System and is required to maintain an investment in the stock of the FHLB of Atlanta equal to at least 1% of the unpaid principal balances of its residential mortgage loans, .3% of its total assets or 5% of its outstanding credit from the bank, whichever is greater. Purchases and sales of stock are made directly with the bank at par value.

         In connection with the insurance of their deposits, thrift institutions are required to maintain certain minimum levels of regulatory capital. The minimum levels are tangible and core capital of 1.5% and 3%, respectively, of adjusted total assets and risk-based capital of 8.0% of risk-weighted assets. For risk-based capital purposes, the Bank is permitted to include its general valuation loss allowance subject to a limitation of 1.25% of risk-weighted assets. In addition, investments (debt or equity) in subsidiaries and joint ventures engaged in real estate development and certain other activities not permissible for national banks, as defined, must be excluded from capital to the extent that they exceed the total balance of such investments as of April 12, 1989. The total of such investments below the balance as of April 12, 1989 are subject to a phase-in exclusion at specified rates of 25% on July 1, 1991; 40% on July 1, 1994; 60% on July 1, 1995 and 100%
on July 1, 1996.

         In August 1993, the OTS adopted a final rule for calculating an interest rate risk ("IRR") component of risk-based capital. The new rule became effective January 1, 1994; with institutions first required to meet the new standard at March 31, 1995. The OTS began calculating the IRR component quarterly for each institution starting in 1994.

         To estimate IRR, the OTS computes each institution's net portfolio value ("NPV") in the present interest rate environment versus NPVs derived after applying parallel rate shifts of plus and minus 200 basis points. If there is a measured decline in NPV greater than 2% of the estimated market value of the institution's assets at each of the three most recent quarter ends, then an institution will be required to deduct an IRR component in calculating its risk-based capital. This component is equal to one-half of the difference between its measured IRR and 2%, multiplied by the market value of its assets.

         Based upon the latest available quarterly proforma computations of NPV by the OTS in 1994, the Bank's measured IRR exceeded 2% of the estimated market value of its assets at September 30. If the measured IRR exceeds 2% for the next two quarters the Bank's risk-based capital ratio would be reduced. Such reduction is not expected to affect the Bank's ability to meet its minimum capital requirements. However, it could affect the Bank's capital category discussed below.

         The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") included prompt corrective action provisions for which implementing regulations became effective on December 19, 1992. FDICIA also includes significant changes to the legal and regulatory environment for insured depository institutions, including reduction in insurance coverage for certain kinds of deposits, increased supervision by the federal regulatory agencies, increased reporting requirements for insured institutions, and new regulations concerning internal controls, accounting, and operations.

         The prompt corrective action regulations of FDICIA define specific capital categories based on an institution's capital ratios. The capital categories, in declining order, are "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." Institutions categorized as "undercapitalized" or worse are subject to certain restrictions, including the requirement to file a capital plan with its primary federal regulator, prohibitions on the payment of dividends and management fees, restrictions on executive compensation, and increased supervisory monitoring, among other things.

         To be considered "well capitalized," an institution must generally have a leverage capital ratio of at least 5%, a tier one risk-based capital ratio of at least 6% and a total risk-based capital ratio of at least 10%. At December 31, 1994, the Bank met the criteria required to be considered "well-capitalized" under this regulation.

         At December 31, 1994, the Bank was in compliance with the current and fully phased-in regulatory capital requirements.

         Dividends may not be paid if doing so would cause the Bank to fail to meet the minimum levels of regulatory capital. See also note 12 for additional restrictions on the payment of dividends.

(8)      Property and Equipment

         The following is a summary of property and equipment as of December 31:

                                                                               Estimated
                                                     1994         1993        Useful Lives
                                                    -------      ------      ------------
                                                             (In Thousands)
Land .........................................      $ 3,082        3,291             --
Office buildings and improvements ............       23,509       22,629      15-40 years
Furniture, fixtures and equipment ............       19,917       18,535      3-10 years
Computer software ............................        5,461        5,221      3-7 years
                                                    -------      -------      ===========
    Total cost ...............................       51,969       49,676
Less accumulated depreciation and amortization       27,262       24,231
                                                    -------    ---------
                                                    $24,707       25,445
                                                    =======    =========


(9)         Deposits

  The following is a summary of deposits as of December 31:

                                                                                      Weighted
                                                                                   Average Rates
                                                                         ----------------------------------
                                                                               1994              1993
                                                                         ----------------   ---------------
Negotiable order of withdrawal (NOW)                                                2.44%             2.32%
Passbook and statement savings                                                      2.85              3.00
Money market                                                                        4.03              3.04
Noninterest-bearing                                                                  ---               ---

                                                      Maturities
                                                  ------------------
Certificates:
  Short-term fixed rate                                 3-12 months                 4.02              3.04
  Negotiable rate                                       1-12 months                  ---              3.14
  Long-term variable rate                              18-23 months                 5.10              4.36
  Long-term fixed rate                                 12-60 months                 5.40              5.40
  Other                                                 3-96 months                  ---              8.66

                                                          1994                                 1993
                                            ---------------------------------    ---------------------------------
                                                 Amount               %               Amount               %
                                            -----------------    ------------    -----------------    ------------
                                                                    (Dollars in Thousands)
Negotiable order of withdrawal (NOW)        $         86,577               6    $          79,540               6
Passbook and statement savings                       153,060              10              161,910              11
Money market                                         411,925              28              340,129              24
Noninterest-bearing                                   27,151               2               56,983               4
                                            -----------------    ------------    -----------------    ------------
                                                     678,713              46              638,562              45
                                            -----------------    ------------    -----------------    ------------
Certificates:
  Short-term fixed rate                               94,074               7              120,748               8
  Negotiable rate                                        ---             ---                1,688             ---
  Long-term variable rate                             90,204               6              101,148               7
  Long-term fixed rate                               606,659              41              555,451              39
  Other                                                  ---             ---                7,700               1
                                            -----------------    ------------    -----------------    ------------
                                                     790,937              54              786,735              55
                                            -----------------    ------------    -----------------    ------------
Accrued interest                                         275             ---                  158             ---
Premium on purchased deposits                         (4,295)            ---                 (661)            ---
                                            -----------------    ------------    -----------------    ------------
                                           $       1,465,630             100            1,424,794             100
                                            =================    ============    =================    ============
Scheduled certificate maturities:
  0-6 months                               $         263,938              33              289,335              37
  7-12 months                                        158,710              20              158,608              20
  13-24 months                                       117,075              15              166,057              21
  25-36 months                                       119,698              15               44,904               6
  37-48 months                                        46,134               6               66,255               8
  49-60 months                                        85,362              11               61,340               8


        Over 60 months
                                           $         790,937             100              786,735             100
                                            =================    ============    =================    ============



            Certificates of $100,000 or more totaled $58.0 million and $52.1 million at December 31, 1994 and 1993, respectively.

         The following is a summary of interest expense on deposits for the years ended December 31:

                                     1994         1993          1992
                                    -------      -------      -------
                                             (In Thousands)
NOW and money market                $17,581       12,096       13,853
Passbook and statement savings        4,518        4,813        4,956
Certificates                         36,255       41,703       58,461
                                    -------      -------      -------
                                    $58,354       58,612       77,270
                                    =======      =======      =======


(10)     Notes Payable and Other Borrowings

         The following is a summary of notes payable and other borrowings as of December 31:


                                                         1994                                 1993
                                          ----------------------------------   ----------------------------------
                                                                Weighted                             Weighted
                                                                 Average                              Average
                                              Amount              Rates            Amount              Rates
                                          ---------------    ---------------   ---------------    ---------------
                                                                  (Dollars in Thousands)
Notes payable:
  Advances from FHLB
    of Atlanta due in:
       1994                                 $     --                --- %             96,800               6.81%
       1995                                  371,200               6.27               93,600               6.93
       1996                                   61,200               5.73               54,600               5.54
       1997                                   61,200               5.73               54,600               5.54
       1998                                   61,200               5.73               54,600               5.54
       1999                                   61,200               5.73               54,600               5.54
       2000 to 2004                           93,700               5.69               93,700               5.69
       2005 and beyond                         9,670               5.63                7,170               5.79
                                            --------                               ----------
                                             719,370               6.00              509,670               6.07
                                            --------                               ----------
Securities sold with agreements
  to repurchase - due within one
  month                                       55,231               6.05               215,048               2.93
Accrued interest payable                       2,976                                    2,846
                                            --------                               ----------
                                            $777,577                                  727,564
                                            ========                               ==========

         Under a blanket floating lien security agreement with the FHLB of Atlanta, the Corporation is required to maintain as collateral for its advances qualifying first mortgage loans in an amount equal to 133% of the advances. In addition, all of its stock in the FHLB of Atlanta is pledged as collateral for such advances.

         At December 31, 1994, the Corporation has pledged mortgage-backed securities to the FHLB of Atlanta as additional collateral for certain short-term credit advances under the above mentioned line of credit. See note 4.

         The Corporation enters into sales of U.S. Treasury and mortgage-backed securities with agreements to repurchase ("reverse repurchase agreements"). Fixed-coupon reverse repurchase agreements are treated as financings, and the obligations to repurchase securities sold are reflected as a liability in the consolidated statements of financial condition. The securities underlying the agreements are book-entry securities. The securities are delivered by appropriate entry into the counterparties' accounts maintained at the Federal Reserve Bank of New York. For mortgage-backed securities, the dealers may have sold, loaned or otherwise disposed of such securities to other parties in the normal course of their operations, and have agreed to resell to the Corporation substantially identical securities at the maturities of the agreements. Identical U.S. Treasury securities are required to be resold to the Corporation. The dollar amount of U.S. Treasury and mortgage-backed securities remains in the asset accounts. All agreements mature within 30 days. At December 31, 1994 and 1993, details of securities sold with agreements to repurchase are as follows:

                                                                     1994                                1993
                                                      ----------------------------------   ---------------------------------
                                                       Book Value        Fair Value         Book Value        Fair Value
                                                      ---------------   ----------------   ---------------   ---------------
                                                                                  (In Thousands)
U.S. Treasury Securities                             $        54,998             54,863            95,156            95,258
Mortgage-Backed Securities                                       ---                ---           119,375           119,247
                                                      ---------------   ----------------   ---------------   ---------------
                                                     $        54,998             54,863           214,531           214,505
                                                      ===============   ================   ===============   ===============

         Certain additional information regarding short-term borrowings for the years ended December 31 is presented below:

                                                              1994              1993               1992
                                                         ---------------   ---------------   ----------------
                                                                        (Dollars in Thousands)
Maximum amount of short-term borrowings outstanding
 at any month-end:
  Securities sold with agreements to repurchase         $       241,050           215,048             40,576
  Advances from FHLB of Atlanta                                 371,200            96,800             20,827

Approximate average month-end short-term borrowings
 outstanding with respect to:
  Securities sold with agreements to repurchase                  99,614            44,317              1,413
  Advances from FHLB of Atlanta                                 208,561            45,105                901

Approximate weighted average rate paid on
  (computed using average month-end short-term
  borrowings outstanding):
  Securities sold with agreements to repurchase                    3.63 %            2.84 %             4.33%
  Advances from FHLB of Atlanta                                    6.26              7.41               6.61



         The following is a summary of interest expense on notes payable and other borrowings for the years ended December 31:

                                                       1994              1993               1992
                                                  ---------------   ---------------   ----------------
                                                                    (In Thousands)
Short-term                                       $        16,667             4,600                121
Long-term                                                 19,485            15,764             10,066
                                                  ---------------   ---------------   ----------------
                                                 $        36,152            20,364             10,187
                                                  ===============   ===============   ================


(11)     Income Taxes

         The components of the provision for income taxes for the years ended December 31 are as follows:

                                               1994               1993              1992
                                          ---------------    ---------------   ---------------
                                                              (In Thousands)
Current:
  Federal                                $         8,822              5,232             9,197
  State                                            1,873              1,009             1,978
                                          ---------------    ---------------   ---------------
                                                  10,695              6,241            11,175
                                          ---------------    ---------------   ---------------
Deferred:
  Federal                                          (551)              1,579           (3,040)
  State                                            (118)                340             (675)
                                          ---------------    ---------------   ---------------
                                                   (669)              1,919           (3,715)
                                          ---------------    ---------------   ---------------
Provision for income taxes               $        10,026              8,160             7,460
                                          ===============    ===============   ===============

         The net deferred tax asset consists of total deferred tax assets and total deferred tax liabilities of approximately $10.3 million and $4.2 million at December 31, 1994 and $11.0 million and $5.6 million at December 31, 1993, respectively. The tax effects of temporary differences between the financial reporting basis and income tax basis of assets and liabilities that are included in the net deferred tax asset at December 31, 1994 and 1993 relate to the following:

                                                                     1994               1993
                                                                ---------------    ---------------
                                                                          (In Thousands)
Interest and fees on loans                                     $         3,423              3,671
Equity in net income of joint ventures                                   (491)            (1,985)
FHLB of Atlanta stock dividends                                        (2,342)            (2,345)
Allowances for losses on loans and investments in
  real estate                                                            5,766              6,994
Depreciation and amortization                                            (192)              (843)
Other, net                                                                (86)               (83)
                                                                ---------------    ---------------
      Total                                                    $         6,078              5,409
                                                                ===============    ===============

         A reconciliation between the provision for income taxes and the amount computed by multiplying income before income taxes by the statutory federal income tax rate of 35% in 1994 and 1993 and 34% in 1992 is as follows for the years ended December 31:


                                                              1994              1993               1992
                                                         ---------------   ---------------    ---------------
                                                                            (In Thousands)
Income tax provision at federal statutory rate          $         8,773             7,149              6,414
State income tax net of federal tax benefit                       1,141               877                860
Other, net                                                          112               134                186
                                                         ---------------   ---------------    ---------------
Provision for income taxes                              $        10,026             8,160              7,460
                                                         ===============   ===============    ===============

         The  Internal   Revenue   Service  has   examined   the   Corporation's
consolidated federal income tax returns through December, 1990.

(12)     Stockholders' Equity

         In 1986, the Bank completed its conversion from mutual to stock ownership and became a wholly-owned subsidiary of Loyola Capital Corporation, a unitary savings and loan holding company.

         Federal regulations require that, upon conversion from mutual to stock form of ownership, a "liquidation account" be established by restricting a portion of net worth for the benefit of eligible savings account holders who maintain their savings accounts with the Bank after conversion. In the event of complete liquidation (and only in such event), each savings account holder who continues to maintain his savings account shall be entitled to receive a distribution from the liquidation account after payment to all creditors, but before any liquidation distribution with respect to capital stock. This account will be proportionately reduced for any subsequent reduction in the eligible holders' savings accounts.

         Under federal regulations, the Bank may not declare or pay a cash dividend on any of its stock if the effect thereof would cause the Bank's capital to be reduced below the amount required for the liquidation account or the capital requirements imposed by FIRREA and the OTS. Since the Bank currently meets the fully phased-in capital requirements under FIRREA, it may pay a cash dividend on its capital stock up to the higher of (i) 100% of its net income to date during the calendar year plus an amount not to exceed 50% of its surplus capital ratio at the beginning of the calendar year or (ii) 75% of its net income over the most recent four quarter period. Based upon this calculation, the amount available for payment of a dividend was $21.1 million at December 31, 1994. See also note 7.

         During 1994, stock options for 45,483 shares were exercised at an average price of $6.09, resulting in an increase of $4,548 and $322,850 to common stock and additional paid-in capital, respectively. The Corporation paid cash dividends of $3.2 million during the year. On January 18, 1995, the Corporation's Board of Directors declared a $.12 per share dividend payable March 31, 1995 to holders of record on March 15, 1995.


(13)     Net Income Per Common Share

         Primary net income per common share has been computed based on the weighted average number of shares of common stock and common stock equivalents outstanding during the year of 8,645,777 in 1994, 8,619,753 in 1993 and 8,776,389 in 1992. Weighted average shares used in computing fully diluted net income per common share were 8,659,574 in 1994, 8,630,055 in 1993 and 8,811,470 in 1992. It is assumed that all dilutive stock options are exercised at the later of the beginning of the year or the date of the grant, and the proceeds used to purchase shares of common stock. The fully diluted weighted average shares reflect the maximum dilutive effect of stock issuable upon the exercise of stock options. Shares outstanding have been retroactively adjusted for the two-for-one stock split issued on September 30, 1992.


(14)     Stock Option Plan

         Pursuant to the Corporation's Stock Option Plan ("Option Plan"), 1.4 million shares of common stock are reserved for issuance upon exercise of stock options granted to officers, full-time employees and directors of the Corporation and its subsidiaries. Options granted under the Option Plan may be incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or nonqualifying stock options. Options are exercisable at the market price of the common stock on the date of grant. The options must be exercised within 10 years from the date of grant.

         The Option Plan contains provisions authorizing the granting of stock appreciation rights in connection with options granted under the Stock Option Plan. These stock appreciation rights permit an optionee to surrender an option for cancellation and receive cash or common stock equal to the difference between the exercise price and the then fair market value of the shares of common stock subject to the option. There were no stock appreciation rights outstanding as of December 31, 1994.

         A summary of changes in shares under option and options exercisable for the years ended December 31 is presented below. The number of shares and option price per share have been restated to give effect to the two-for-one stock split issued on September 30, 1992.




                                                       1994              1993               1992
                                                  ---------------   ---------------   ----------------

Outstanding at beginning of year                       1,071,101         1,024,250          1,143,700
Granted                                                   51,000           131,000              6,000
Cancelled                                                    ---           (9,780)           (10,660)
Exercised                                               (45,483)          (74,369)          (114,790)
                                                  ---------------   ---------------   ----------------
Outstanding at end of year                             1,076,618         1,071,101          1,024,250
                                                  ---------------   ---------------   ----------------
Exercisable at end of year                             1,076,618           762,133            735,734
                                                  ===============   ===============   ================





         The options outstanding are exercisable as follows at December 31, 1994:



                   Stock             Option           Expiration
                   Options          Per Share            Year
               ---------------    ---------------   ---------------

                   388,992            $ 6.25            1996
                    50,619              4.50            1997
                    64,640              5.88            1998
                   106,340              7.63            1999
                    15,000              6.25            2000
                    97,527              4.25            2000
                   168,000              6.31            2001
                     6,000              8.13            2002
                    30,000             13.38            2003
                    98,500             15.50            2003
                    51,000             21.63            2004

(15)     Commitments and Contingencies

         In the normal course of business, the Corporation is a party to various commitments to meet the financing needs of its customers. Commitments to extend credit are agreements to lend to customers provided that terms and conditions established in the related contracts are met. At December 31, 1994, the Corporation had the following contractual commitment to extend credit, exclusive of undisbursed loan funds.

                                               Fixed            Floating
                                               Rate               Rate              Total
                                          ---------------    ---------------   ---------------
                                                                (In Thousands)
Mortgage loans                           $        64,123              4,819            68,942
Lines of credit:
  Home equity                                        ---             61,286            61,286
  Unsecured                                          ---             35,600            35,600
  Commercial                                         ---              7,960             7,960
Standby letters of credit                         27,927                ---            27,927
Other letters of credit                           18,232                ---            18,232


         Commitments to extend credit for mortgage loans includes approximately $32.3 million of commitments to purchase mortgage loans. Commitments to originate mortgage loans generally expire within 60 days. Commitments under lines of credit are generally longer than one year but are subject to periodic re-evaluation and cancellation.

         The  Corporation  has  three  standby  letters  of  credit   supporting
financing on various real estate properties. Two of the standby letters of credit, which expire in ten years, are secured by confirming letters of credit issued by the FHLB of Atlanta. The third standby letter of credit, which expires in three years, has mortgage-backed securities with book values of approximately $18.7 million pledged as collateral at December 31, 1994. See note 4.

         Other letters of credit are generally issued to various governmental units to guarantee builder performance concerning the installation of roads and utilities in residential real estate development projects for which the Corporation has made the construction loan. Substantially all such letters of credit expire within two years.

         Commitments may be funded from loan principal repayments, excess liquidity, savings deposits and, if necessary, borrowings. Since certain of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

         Substantially all of the Corporation's outstanding commitments at December 31, 1994 are for loans which will be secured by real estate with appraised values in excess of the commitment amounts. The Corporation's exposure to credit loss under these contracts in the event of nonperformance by the other parties, assuming that the collateral proves to be of no value, is represented by the commitment amounts.

         The Corporation has assumed the recourse risk related to foreclosure and losses, after private mortgage insurance coverage, for $120.7 million of loans sold by the Corporation to third party investors at December 31, 1994. Management does not believe these recourse provisions subject the Corporation to any material risk of loss. The credit risk associated with such loans is considered by management not materially different than the credit risk associated with similar loans in the Corporation's loan portfolio.

         Management considers the above commitments and loans sold with recourse in evaluating the adequacy of the allowance for losses. The allowance established for these items is included with the allowance for losses on loans receivable since such amounts are not material.

     The Corporation enters into commitments to sell loans and mortgage-backed securities. These agreements are fulfilled through loan originations. At December 31, 1994, such commitments totaled $74.7 million and the Corporation held $31.0 million in loans to fulfill these commitments. In the event that the outstanding commitments cannot be satisfied through loan production, the Corporation would settle the obligation for the difference between the commitment price and the current market price in a transaction referred to as a pair-off.

         The Corporation, as lessee, has entered into operating leases for certain retail banking branch offices expiring at various dates through 2007 most of which are subject to options for renewal. The average remaining term of such leases is approximately three years at December 31, 1994. Rent expense under such leases aggregated approximately $2.0 million, $1.8 million and $1.7 million for the years ended December 31, 1994, 1993 and 1992, respectively. The minimum rental payments due under operating leases in effect at December 31, 1994 are $2.1 million in 1995; $1.9 million in 1996; $1.6 million in 1997; $1.1 million in 1998, $663,000 in 1999 and $996,000 subsequent to 1999.

         In December 1991, the Corporation entered into a five-year data processing outsourcing agreement with a third party vendor. Pursuant to this agreement, the vendor will provide the Corporation facilities management and data processing services, including the use of various software products. Outside data processing expenses incurred under this agreement were $3.4 million, $3.1 million and $3.3 million for the years ended December 31, 1994, 1993 and 1992, respectively. The minimum payments due under this agreement are $3.6 million in 1995 and $3.4 million in 1996.

         The Corporation is involved in pending litigation of the usual character incidental to its business. In the opinion of management, such litigation will not have a material effect on the Corporation's financial statements.

(16)     Pension and Profit Sharing Plans

         Substantially all employees are participants in the Corporation's noncontributory defined benefit pension plan. The benefits are based on a career compensation formula. The Corporation's policy is to fund the maximum amount that can be deducted for federal income tax purposes. The Corporation also has an unfunded and nonqualified supplemental plan to provide retirement benefits to certain senior officers. Benefits under this plan are also based on a career compensation formula.


         A summary of the plans' funded status and amounts recognized in the consolidated statements of financial condition as of December 31 follows:

                                                            1994                                  1993
                                             -----------------------------------   ----------------------------------
                                                                   Unfunded                             Unfunded
                                                 Funded          Supplemental          Funded         Supplemental
                                                  Plan               Plan               Plan              Plan
                                             ---------------  ------------------   ---------------  -----------------
                                                                          (In Thousands)
Actuarial present value of accumulated
   benefit obligations:
    Vested                                  $         5,423               2,676             6,119              1,722
    Nonvested                                           170                 ---               250              1,001
                                             ---------------  ------------------   ---------------  -----------------
  Total accumulated benefits                $         5,593               2,676             6,369              2,723
obligations
                                             ===============  ==================   ===============  =================
Projected benefit obligation for service
  rendered to date                          $         6,285               3,070             7,452              3,277
Plan assets at fair value - primarily
  U.S. Government and Agency
  securities and pooled funds                         5,799                 ---             6,120                ---
                                             ---------------  ------------------   ---------------  -----------------
Plan assets less than projected
  benefit obligation                                   (486)             (3,070)           (1,332)            (3,277)
Unrecognized prior service costs                        (99)              1,337                26              1,357





                                                            1994                                  1993
                                             -----------------------------------   ----------------------------------
                                                                   Unfunded                             Unfunded
                                                 Funded          Supplemental          Funded         Supplemental
                                                  Plan               Plan               Plan              Plan
                                             ---------------  ------------------   ---------------  -----------------
                                                                          (In Thousands)
Unrecognized net assets at January
  1, 1987 being amortized over 13.22
  years                                               (595)                 ---              (709)               ---
Unrecognized net loss from past
  experience different from that
  assumed                                               892                 269             1,974              1,032
Adjustment required to recognize
  minimum liability                                     ---              (1,212)             (207)            (1,835)
                                             ---------------  ------------------   ---------------  -----------------
Pension liability recognized in the
  statements of financial condition         $          (288)             (2,676)             (248)            (2,723)
                                             ===============  ==================   ===============  =================

         Net pension cost included the following components for the years ended December 31:

                                                  1994               1993              1992
                                             ---------------    ---------------   ---------------
                                                                (In Thousands)
Service cost - benefits earned              $           442                352               325
Interest cost on projected benefit
  obligations                                           718                653               598
Actual return on plan assets                            (33)              (504)             (367)
Net amortization and deferral                          (304)                54               (82)
                                             ---------------    ---------------   ---------------
Net pension cost                            $           823                555               474
                                             ===============    ===============   ===============
Funded plan                                 $           247                131                72
Unfunded supplemental plan                              576                424               402
                                             ---------------    ---------------   ---------------
Net pension cost                            $           823                555               474
                                             ===============    ===============   ===============

         The weighted average discount rate used in determining the actuarial present value of the projected benefit obligation was 8.0% in 1994, 7.0% in 1993 and 8.5% in 1992. The rate of increase of future compensation levels was 5.0% for 1994 and 1993 and 6.0% for 1992. The expected long-term rate of return on assets was 8.5% for all years shown.

         Substantially all employees are also participants in a defined contribution profit sharing retirement plan. The contribution for each year is based on a percentage of employees' contributions. The Corporation's contributions were $457,000 in 1994, $463,000 in 1993 and $381,000 in 1992.


(17)     Fair Value of Financial Instruments

         Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" (Statement 107"), requires all entities to disclose the estimated fair value of certain on- and off-balance sheet financial instruments.

         In many instances, the assumptions used in estimating fair values were based upon subjective assessments of market conditions and perceived risks of the financial instruments at a certain point in time. The fair value estimates can be subject to significant variability with changes in assumptions. Furthermore, these fair value estimates do not reflect any premium or discount that could result from offering for sale at one time the Corporation's entire holdings of a particular financial instrument. The tax ramifications related to the realization of unrealized gains and losses permitted are not to be considered in the estimation of fair value. In addition, fair value estimates are based solely on existing on- and offbalance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Examples would include portfolios of loans serviced for others, net fee income from the Corporation's subsidiaries, mortgage banking operations, investments in real estate, property and equipment, and deferred tax assets. Fair value estimates, methods and assumptions are set forth below for the Corporation's financial instruments.

Investments and Mortgage-Backed Securities

         The carrying amounts for money market investments approximate fair value because they mature in 90 days or less and do not present unanticipated credit concerns. The fair value of longer-term investments such as U.S. Treasury securities, U.S. Agency securities and mortgage-backed securities is estimated based on bid prices published in financial newspapers or bid quotations received from securities dealers. The fair value of FHLB of Atlanta stock is estimated to be equal to its carrying amount given it is not a publicly traded equity security, it has an adjustable dividend rate and all transactions in the stock are executed at the stated par value. The following table represents the carrying amount and estimated fair value of money market investments, investment securities and mortgage-backed securities at December 31:

                                                         1994                                 1993
                                          ----------------------------------   ----------------------------------
                                             Carrying           Estimated         Carrying           Estimated
                                              Amount           Fair Value          Amount           Fair Value
                                          ---------------    ---------------   ---------------    ---------------
                                                                      (In Thousands)
Money market investments                  $        3,286              3,286            71,230             71,230
Investment securities                            117,907            114,709           190,524            190,637
Mortgage-backed securities                       229,429            207,521           242,922            242,632


Loans

         Fair values are estimated for portfolios of loans with similar financial characteristics. Mortgage loans are segregated by Type, including but not limited to residential, commercial, and construction. Consumer loans are segregated by type, including but not limited to automobile loans, boat loans, home equity lines of credit and unsecured, personal lines of credit. Each loan category may be segmented, as appropriate, into fixed and adjustable interest rate terms, ranges of interest rates, performing and nonperforming, and repricing frequency.

         The fair value of each loan portfolio is calculated by discounting both scheduled and unscheduled cash flows through the remaining contractual maturity using the origination rate that the Corporation would charge under current conditions to originate similar financial instruments. Unscheduled cash flows take the form of estimated prepayments and may be based upon the Corporation's historical experience as well as anticipated experience derived from current and prospective economic and interest rate environments. For certain types of loans, anticipated prepayment experience exists in published tables from securities dealers.

         The fair value of significant nonperforming mortgage loans is based on recent external appraisals. Where appraisals are not available, estimated cash flows are discounted using a rate commensurate with the credit risk associated with those cash flows. Assumptions regarding credit risk, cash flows and discount rates are judgmentally determined using available market information and specific borrower information. The fair value of nonperforming consumer loans is based on the Corporation's historical experience with such loans.

         The following table represents the carrying amount and estimated fair value of loans receivable at December 31:

                                                         1994                                 1993
                                          ----------------------------------   ----------------------------------
                                             Carrying           Estimated         Carrying           Estimated
                                              Amount           Fair Value          Amount           Fair Value
                                          ---------------    ---------------   ---------------    ---------------
                                                                      (In Thousands)
Mortgage loans                            $    1,535,431          1,481,260         1,357,169          1,372,485
Construction loans                                82,505             82,600            55,759             56,440
Consumer and other loans                         379,075            363,396           327,304            324,019
                                          ---------------    ---------------   ---------------    ---------------
                                               1,997,011          1,927,256         1,740,232          1,752,944
Allowance for loan losses                        (13,733)               ---          (14,625)                ---
                                          ---------------    ---------------   ---------------    ---------------
Total loans                               $    1,983,278          1,927,256         1,725,607          1,752,944
                                          ===============    ===============   ===============    ===============

Deposits and Borrowings

         The fair value of deposits with no stated maturity, such as interest-bearing or noninterest-bearing checking accounts, passbook and statement savings accounts, money market accounts and mortgage escrow accounts, is equal to the amount payable upon demand as of December 31. The fair value of certificates of deposit is based on the lower of redemption (net of penalty) or discounted value of contractual cash flows. Discount rates for certificates of deposit are estimated using the rates currently offered by the Corporation for deposits of similar remaining maturities.

         Borrowings are segregated by type into reverse and dollar reverse repurchase agreements, and FHLB of Atlanta advances. The carrying amount for reverse and dollar reverse repurchase agreements approximates the fair value because the borrowings mature in 90 days or less and are subject to daily margin maintenance. The fair value of FHLB of Atlanta advances is based on the discounted value of contractual cash flows. Discount rates are estimated using the rates currently offered for advances with both similar contractual terms and remaining maturities.

         The following table represents the carrying amount and estimated fair value of mortgage escrow accounts, deposit liabilities and borrowings at December 31:

                                                         1994                                1993
                                          ----------------------------------   ---------------------------------
                                             Carrying          Estimated          Carrying          Estimated
                                              Amount           Fair Value          Amount          Fair Value
                                          ---------------   ----------------   ---------------   ---------------
                                                                      (In Thousands)
Mortgage escrow accounts and
  deposits with no stated maturity       $       706,631            706,631           662,647           662,647
Certificates of deposit                          786,917            783,869           786,232           804,093
Reverse and dollar reverse repurchase

  agreements                                      55,231             55,231           215,048           215,048
FHLB of Atlanta advances                         722,346            690,036           512,516           523,258

Unrecognized Financial Instruments

         The fair value of commitments to extend credit is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of guarantees and letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date.

         The fair value of unrecognized financial instruments is estimated to equal the carrying value. See note 15 to the consolidated financial statements for the carrying amounts of unrecognized financial instruments.

Nonfinancial Instruments

         Statement 107 does not permit the Corporation to take into account the value of its long-term relationships with depositors, commonly known as core deposit intangibles, when estimating the fair value of deposit liabilities. These intangibles are considered to be separate intangible assets that are not financial instruments. Nonetheless financial institutions' core deposits have typically traded at premiums to their book values under both historical and current market conditions.

         Likewise, Statement 107 does not permit the Corporation to take into account the value of the cash flows and income stream derived from its portfolio of loans serviced for others. At December 31, 1994 and 1993 the outstanding principal balances of the Corporation's portfolio of residential mortgage loans serviced for others were approximately $1.7 billion and $1.4 billion, respectively.

(18)     Condensed Financial Information (parent company only)

Statements of Condition

                                                                                         December 31,
                                                                           ----------------------------------
                                                                                1994               1993
                                                                           ---------------    ---------------
                                                                                     (In Thousands)
Assets:
  Cash                                                                    $           890              1,067
  Loans receivable, net                                                             4,281              1,280
  Receivable from Loyola F.S.B.                                                    10,726             14,042
  Equity in net assets of Loyola F.S.B.                                           152,209            137,577
  Investments in and advances to nonbanking
    subsidiaries                                                                    1,012              1,639
  Investments in real estate                                                          589              1,767
  Other assets                                                                         14              1,269
                                                                           ---------------    ---------------
                                                                          $       169,721            158,641
                                                                           ===============    ===============
Liabilities and Stockholders' Equity:
  Liabilities - Accrued expenses and other
    liabilities                                                           $           627              1,685
                                                                           ---------------    ---------------
  Stockholders' equity:
    Common stock                                                                      809                805
    Additional paid-in capital                                                     44,118             43,795
    Retained income                                                               124,167            112,356
                                                                           ---------------    ---------------
      Total stockholders' equity                                                  169,094            156,956
                                                                           ---------------    ---------------
                                                                          $       169,721            158,641
                                                                           ===============    ===============

Statements of Operations

                                                                       Years Ended December 31,
                                                         ----------------------------------------------------
                                                              1994              1993               1992
                                                         ---------------   ---------------    ---------------
                                                                            (In Thousands)
Income:
  Interest income from subsidiary                       $           915               830                460
  Other income                                                      509               481                287
                                                         ---------------   ---------------    ---------------
                                                                  1,424             1,311                747
                                                         ---------------   ---------------    ---------------
Expenses - management fees and other                                409               483                347
                                                         ---------------   ---------------    ---------------
  Income before equity in net income of
    subsidiaries                                                  1,015               828                400
Equity in net income of subsidiaries                             14,427            11,757             13,867
                                                         ---------------   ---------------    ---------------
  Income before income taxes                                     15,442            12,585             14,267
Income taxes                                                        403               320                154
                                                         ---------------   ---------------    ---------------
      Net income                                        $        15,039            12,265             14,113
                                                         ===============   ===============    ===============

Statements of Cash Flows

                                                                       Years Ended December 31,
                                                         ----------------------------------------------------
                                                              1994              1993               1992
                                                         ---------------   ---------------    ---------------
                                                                            (In Thousands)
Cash flows from operating activities:
  Net income                                            $        15,039            12,265             14,113
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Equity in net income of subsidiaries                      (14,427)          (11,757)           (13,867)
      Other, net                                                    102               103                 19
                                                         ---------------   ---------------    ---------------
        Net cash provided by operating activities                   714               611                265
                                                         ---------------   ---------------    ---------------
Investing activities:
  Purchase of loans                                              (2,049)           (1,025)              (215)
  Net increase in construction loans                             (1,000)              ---                ---
  Net decrease in investments in and advances to
    subsidiaries                                                  3,736             4,061              7,255
  Net (increase) decrease in investments in real
    estate                                                        1,178               900             (1,334)
  Other, net                                                        145               300                 71
                                                         ---------------   ---------------    ---------------
        Net cash provided by investing activities                 2,010             4,236              5,777
                                                         ---------------   ---------------    ---------------
Financing activities:
  Repurchase of common stock (213,458
    and 401,669 shares in 1993 and 1992,
    respectively)                                                   ---            (2,904)            (4,410)
  Proceeds from exercise of stock options                           327               437                678
  Payment of dividends on common stock                           (3,228)           (1,943)            (1,838)
                                                         ---------------   ---------------    ---------------
        Net cash used by financing activities                    (2,901)           (4,410)            (5,570)
                                                         ---------------   ---------------    ---------------
Increase (decrease) in cash                                        (177)              437                472
Cash at beginning of year                                         1,067               630                158
                                                         ---------------   ---------------    ---------------
Cash at end of year                                     $           890             1,067                630
                                                         ===============   ===============    ===============

         The parent company's current primary activity is that of a unitary savings bank holding company. A nonbanking subsidiary invests in real estate and real estate joint ventures. During 1994 the Corporation did not repurchase shares of its common stock and did not receive cash dividends from the Bank. The Corporation received cash dividends of $10 million and $11.2 million from the Bank in 1993 and 1992, respectively.

Independent Auditors' Report



The Board of Directors
Loyola Capital Corporation
Baltimore, Maryland:

         We have audited the accompanying consolidated statements of financial condition of Loyola Capital Corporation and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, stockholders'
equity and cash flows for each of the years in the three-year period ended December 31, 1994. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Loyola Capital Corporation and subsidiaries as of December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1994, in conformity with generally accepted accounting principles.

         As discussed in note 1 to the consolidated  financial  statements,  the
Corporation  adopted  the  provisions  of  Statement  of  Financial   Accounting
Standards No. 109, "Accounting for Income Taxes," in 1992.




Baltimore, Maryland
February 3, 1995

Selected Quarterly Financial Data



         A summary of selected quarterly financial data for the years ended December 31, 1994 and 1993 is as follows:

                                                      First            Second             Third             Fourth
                                                     Quarter           Quarter           Quarter            Quarter
                                                 ---------------   ---------------   ---------------    ---------------
                                                                  (In Thousands Except Per-Share Data)
1994:
  Interest income                               $        39,136            38,527            40,548             43,200
  Net interest income                                    16,606            16,323            16,645             17,331
  Provision for loan losses                                 180               180               150                150
  Net income                                              3,490             3,641             3,756              4,152
                                                 ===============   ===============   ===============    ===============

Primary net income per common share             $           .41               .42               .43                .48
                                                 ===============   ===============   ===============    ===============

Fully diluted net income per common             $           .40               .42               .43                .48
share
                                                 ===============   ===============   ===============    ===============

1993:
  Interest income                               $        32,701            32,641            36,056             39,192
  Net interest income                                    15,238            15,121            15,054             16,201
  Provision for loan losses                                 935               800               695                655
  Net income                                              3,012             3,160             3,009              3,084
                                                 ===============   ===============   ===============    ===============

Primary and fully diluted net income per
  common share                                  $           .35               .36               .35                .36
                                                 ===============   ===============   ===============    ===============